Exhibit 99.4

WESTPAC BANKING CORPORATION CERTIFICATE OF COMPLIANCE

OFFICERS CERTIFICATE OF COMPLIANCE

The undersigned, a duly authorised representative of Westpac Banking Corporation, acting as Servicer (the “Servicer”) pursuant to the Servicing Agreement between Westpac Banking Corporation, Westpac Securities Administration Limited as Trustee and Westpac Securitisation Management Pty Limited as Trust Manager dated 12 March 2002 (the “Agreement”), certifies that:

1. As of the date hereof, Westpac Banking Corporation is the Servicer of Series 2002-1G WST Trust and Series 2005 – 1G WST Trust (“Trusts”).

2. A review of the activities of the Servicer during the 3 months ending 30 September 2006 and its performance under the pooling and servicing agreement or similar agreement, referred to above as the Agreement, has been made under my supervision.

3. Based on such review, to my knowledge and after making appropriate enquiries, the Servicer has fulfilled its obligations under the pooling and servicing agreement or similar agreement relating to the Trusts throughout the period July 1 to September 30, 2006, except as may be set forth in paragraph 4 below.

4. The following is a description of any exceptions to paragraph 3. above:

None.

Capitalised terms used but not defined in this Officer’s Certificate of Compliance have their respective meanings set forth in the Agreement, unless the context requires otherwise or unless otherwise defined in the Officer’s Certificate.

Signature:	/s/ T Vonhoff
Name:	Trudy Vonhoff
Title:	General Manager Operations
25 October 2006

Pursuant to the requirements of Section 13 or 15(d)of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) Westpac Securitisation Management Pty Limited

By

/s/ P Walden
Peter John Walden
Director
22 November 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By

/s/ /C Zuber
Curtis Alan Zuber
Director
22 November 2006

By

/s/ C Bannister
Christopher Ian Bannister
Director
22 November 2006